UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 30, 2012

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2012, we announced the hiring of Catherine Rector as our new Vice President and Chief Accounting Officer.  Ms. Rector began her employment with us on Monday, July 30, 2012.  Ms. Rector, 49, a Certified Public Accountant has 20 years of accounting experience including experience with Sarbanes Oxley compliance, financial reporting, and public accounting.  Ms. Rector was previously the Director of Financial Reporting and Accounting Consolidations at Sitel Worldwide Corporation from 2011 – 2012, a Senior Manager with Rodefer Moss & Co, PLLC from 2009-2011, and Controller at CapStar Bank from 2007-2009.  She holds a BBA in Accounting from Middle Tennessee State University.

We entered into an employment agreement with Ms. Rector that provides for at-will employment but contains a change in control severance clause.  If either the Company or Ms. Rector terminate her employment within six months after (or in anticipation of) any Change in Control (as that term is defined in Section 280(G) of the Internal Revenue Code or a change in control that would be required to be reported in response to Item 5.01 of Form 8-K, or if any individual or entity (or group thereof) other than Ms. Rector, is or becomes the beneficial owner of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities), then Ms. Rector would be entitled to a lump sum payment equal to her base salary for one year, reduced to present value, as set forth in Section 280G of the Internal Revenue Code.  She will receive an annual salary of $150,000, a hiring bonus of $15,000, and will be reimbursed for her relocation expenses and temporary living expenses for up to six months as she sells her home.  She was also granted a restricted stock grant of 5,000 shares vesting over two years from her date of employment, and an option to purchase 45,000 shares of common stock, vesting over three years from her date of employment.  Ms. Rector will receive the same benefits that all of our employees receive with respect to health and life insurance.

The foregoing description of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.45.

Item 7.01

Regulation FD disclosure.

On July 31, 2012, we issued a press release announcing the addition of Catherine Rector as Vice President and Chief Accounting Officer of the Company.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.45	Employment Agreement with Catherine Rector
99.1	Press Release Dated July 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: July 31, 2012	By:	/s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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